UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
EMDEON INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

Second Amended and Restated Commitment Letter

In connection with the proposed transactions (the “Transactions”) contemplated by the previously announced Agreement and Plan of Merger, dated as of August 3, 2011, by and among Emdeon Inc. (“Emdeon”), Beagle Parent Corp., a Delaware corporation (“Parent”), and Beagle Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent (the “Merger Sub”), pursuant to which Merger Sub will be merged with and into Emdeon (the “Merger”), Parent and Merger Sub received, on October 4, 2011, a second amended and restated debt commitment letter from Bank of America, N.A. (“Bank of America”), Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), Barclays Bank PLC (“Barclays Bank”), Barclays Capital, the investment banking division of Barclays Bank (“Barclays Capital”), Citigroup Global Markets Inc., Citibank, N.A., Citigroup USA, Inc., Citicorp North America, Inc. and/or any of their affiliates (“Citi”) and Goldman Sachs Bank USA (“Goldman Sachs” and, together with Bank of America, Merrill Lynch, Barclays Bank, Citi and Barclays Capital, the “Commitment Parties”), amending and restating that certain amended and restated debt commitment letter dated August 22, 2011 from Bank of America, Merrill Lynch, Barclays Bank, Barclays Capital, Citi and Goldman Sachs, which amended and restated that certain debt commitment letter dated August 3, 2011 from Bank of America, Merrill Lynch, Barclays Bank, Barclays Capital and Citi, pursuant to which and subject to the conditions set forth therein each of Bank of America, Barclays Bank, Citi and Goldman Sachs (each an “Initial Lender” and collectively, the “Initial Lenders”) committed severally to provide to Merger Sub a portion (and together equaling 100%) of a $1,325.0 million senior secured credit facility, consisting of a $125.0 million senior secured revolving credit facility (the “Revolving Facility”) and $1,200.0 million in aggregate principal amount of senior secured term loans (the “Term Facility” and, together with the Revolving Facility, the “Senior Facilities”). In addition, to the extent the borrower under the senior facilities (the “Borrower,” which refers to Merger Sub or Emdeon, and, after the consummation of the Merger, the surviving corporation) does not receive up to $375.0 million of gross proceeds from the issuance of senior unsecured notes (“Senior Notes”) on the closing date of the Merger (including any issuance of Senior Notes to funds affiliated with The Blackstone Group), the Borrower may elect and the Initial Lenders have committed severally to provide to Merger Sub a portion (and together equaling 100%) of up to $375.0 million (minus the amount of gross proceeds from any Senior Notes issuance) of senior unsecured increasing rate loans (the “Senior Bridge Loans”) under a new senior unsecured credit facility (the “Senior Bridge Facility” and, together with the Senior Facilities, the “Facilities”). Other than the reduction of the commitment of the Senior Bridge Facility from $750.0 million to $375.0 million, the terms and conditions of the Facilities have not materially changed from that certain amended and restated debt commitment letter dated August 22, 2011 from Bank of America, Merrill Lynch, Barclays Bank, Barclays Capital, Citi and Goldman Sachs, as described in the definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on September 29, 2011.

Note Purchase Agreement

On October 4, 2011, Merger Sub entered into a note purchase agreement (the “Note Purchase Agreement”) between Merger Sub and certain affiliates of The Goldman Sachs Group, Inc. (the “Purchasers”), pursuant to which and subject to the conditions set forth therein, the issuer (the “Issuer,” which refers to Merger Sub or Emdeon substantially concurrently with the consummation of the Merger) will issue an aggregate principal amount of its 11 1/4% senior unsecured notes due 2020 that will mature on the ninth anniversary of the closing date and be non-callable (subject to customary make-whole redemption and equity proceeds redemption) for four years (the “2020 Notes”) generating up to $375 million in gross proceeds in a Rule 144A or other private placement. The 2020 Notes will be issued on the closing date.

Interest on the 2020 Notes will be payable quarterly at a rate of 11 1/4% per annum. The 2020 Notes will mature on the date that is nine years after the closing date. The 2020 Notes will be guaranteed on a joint and several basis by all of the existing and subsequently acquired or organized direct or indirect wholly-owned domestic subsidiaries of the Issuer other than certain immaterial and other subsidiaries (the “Guarantors”).

The Purchasers’ commitments to purchase and pay for the 2020 Notes are subject to, among other things:

•	the execution and delivery of the 2020 Notes and an indenture and registration rights agreement consistent with the applicable documentation principles;

•

the accuracy of (i) certain specified representations and warranties made by the Issuer in the Note Purchase Agreement and (ii) such representations and warranties made by Emdeon in the merger agreement as are material to the interests of the Purchasers, but only to the extent that Emdeon or Parent has the right to terminate its obligations under the merger agreement as a result of a breach of such representations and warranties;

•

the consummation of the Merger (without any amendments to the merger agreement or any waivers thereof by the Merger Sub that, in any material respect, amends or waives the terms of the merger agreement in a manner materially adverse to the Purchasers (in their capacity as holders of the 2020 Notes) without the consent of the Purchasers (such consent not to be unreasonably withheld or delayed)) substantially simultaneously with the issuance and sale of the 2020 Notes; provided that any reduction in the purchase price for the Merger will not be deemed to be materially adverse to the Purchasers to the extent (i) 67% of such reduction is applied to reduce the amount of commitments in respect of the Senior Bridge Loans and (ii) 33% of such reduction is applied to reduce the amount of the equity contribution;

•

since December 31, 2010 and through August 3, 2011, there not having occurred a Company Material Adverse Effect (as defined in the merger agreement as in effect on August 3, 2011 (or as amended with the consent of the Purchasers) and without giving effect to certain actions which are to be excluded from Company Material Adverse Effect pursuant to the definition thereof with the written consent, waiver or at the written request of Parent, unless the Purchasers have consented to such written consent, waiver or request by Parent); except (i) as disclosed in Company SEC Reports (as defined in the merger agreement) filed with the SEC on or after August 11, 2009 and prior to August 3, 2011, other than any disclosures contained in any such report under the captions “Risk Factors” or “Forward-Looking Statements” to the extent that such disclosures are general in nature or cautionary, predictive or forward-looking in nature and (ii) as set forth in the corresponding section of the disclosure letter delivered by Emdeon to Parent before execution of the merger agreement (it being agreed that disclosure of any item in any section of such disclosure letter (whether or not an explicit cross reference appears) will be deemed disclosure with respect to any other section of such disclosure letter and any other representation or warranty made elsewhere in Article III of the merger agreement to which the relevance of such item is reasonably apparent from the face of such disclosure);

•	since August 3, 2011, there not having occurred a Company Material Adverse Effect (as defined in the bullet point directly above);

•

the consummation of the equity contribution prior to or substantially simultaneously with the issuance and sale of the 2020 Notes on the closing date, in an amount at least equal to 33% of the sum of (i) the aggregate gross proceeds received from the loans borrowed under the Term Facility, excluding any gross proceeds received from any increase in the loans under the Term Facility, to fund original issue discount or upfront fees, (ii) the aggregate gross proceeds received from the loans borrowed under the Revolving Facility, excluding any loans to fund original issue discount or upfront fees or working capital needs, (iii) the aggregate gross proceeds received from Senior Notes issued and/or gross proceeds received from the Senior Bridge Loans borrowed, as applicable, (iv) the aggregate gross proceeds received from the 2020 Notes issued, (v) the aggregate principal amount of any other indebtedness for borrowed money incurred to fund any portion of (or assumed in connection with) the transactions related to the Merger and (vi) the amount of cash contribution and rollover equity, in each case on the closing date;

•

all indebtedness under the First Lien Credit Agreement and the Second Lien Credit Agreement, each dated as of November 16, 2006, as amended, restated, supplemented or modified from time to time prior to the closing date, among certain subsidiaries of Emdeon, Citibank, N.A., the lenders party thereto, and the agents party thereto, shall have been paid in full, and all commitments, security interests and guaranties in connection therewith shall have been terminated and released;

•	the delivery of certain audited, unaudited and pro forma financial statements;

•

the delivery of customary closing documents (including, among other things, customary legal opinions, customary evidence of authority, customary officer’s certifications, good standing certificates (to the extent applicable) in the respective jurisdictions of the Issuer and the guarantors) and the delivery of a solvency certificate from the chief financial officer, chief accounting officer or other officer with equivalent duties of the Issuer in substantially the form attached to the Note Purchase Agreement;

•

the delivery of documentation and other information about the Issuer and guarantors required under applicable “know your customer” and anti-money laundering rules and regulations (including the PATRIOT Act) requested in writing at least 15 days prior to the closing date; and

•	payment of specified fees and expenses due to the Purchasers, to the extent invoiced before a specified date.

No Purchaser may assign its obligations (except assignments to the Purchasers and/or any affiliates of the Purchasers who hold 2020 Notes), in whole or in part, to purchase the 2020 Notes without the prior written consent of Merger Sub.

The foregoing summaries of the debt commitment letter and the Note Purchase Agreement do not purport to be complete and are qualified in their entirety by reference to the debt commitment letter and Note Purchase Agreement. Capitalized terms used in this Schedule 14A but not otherwise defined shall have the meaning set forth in the definitive proxy statement filed with the SEC on September 29, 2011. Copies of the debt commitment letter are attached as exhibits (b)(2), (b)(3) and (b)(4) to the statements on Schedule 13E-3 filed by Emdeon and the filing persons listed thereon with the SEC on August 22, 2011, September 15, 2011 and October 5, 2011, respectively. A copy of the Note Purchase Agreement is attached as exhibit (b)(5) to the statement on Schedule 13E-3 filed by Emdeon and the filing persons listed thereon with the SEC on October 5, 2011.

Forward-Looking Statements

Statements made in this Schedule 14A that express Emdeon’s or management’s intentions, plans, beliefs, expectations or predictions of future events are forward-looking statements, which Emdeon intends to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These statements often include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. Forward-looking statements also may include information concerning the Transactions and Emdeon’s possible or assumed future results of operations, including descriptions of Emdeon’s revenues, profitability and outlook and its overall business strategy. You should not place undue reliance on these statements because they are subject to numerous uncertainties and factors relating to the Transactions and Emdeon’s operations and business environment, all of which are difficult to predict and many of which are beyond Emdeon’s control. Although Emdeon believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect Emdeon’s actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. Such factors related to the Transactions include unexpected costs or liabilities, delays due to regulatory review, certain closing conditions (including the committed financing) may not be timely satisfied or waived, litigation may be commenced and general and business conditions may change. Other factors that may cause actual results to differ materially include those set forth in the risks discussed in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections and elsewhere in Emdeon’s Annual Report on Form 10-K for the year ended December 31, 2010, as well as Emdeon’s periodic and other reports, filed with the SEC.

You should keep in mind that any forward-looking statement made by Emdeon herein, or elsewhere, speaks only as of the date on which made. Emdeon expressly disclaims any intent, obligation or undertaking to update or revise any forward-looking statements made herein to reflect any change in Emdeon’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Important Additional Information will be Filed with the SEC:

In connection with the proposed Merger, Emdeon filed an amendment No. 3 to the Rule 13e-3 Transaction Statement and a definitive proxy statement with the SEC on September 29, 2011 (the “proxy statement”), and an amendment No. 4 to the Rule 13e-3 Transaction Statement on October 5, 2011. The proxy statement and a form of proxy have been mailed to Emdeon’s stockholders. EMDEON’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND THE RULE 13E-3 TRANSACTION STATEMENT REGARDING THE PROPOSED MERGER CAREFULLY BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Emdeon’s stockholders are able to obtain, without charge, a copy of the proxy statement, the Rule 13e-3 Transaction Statement and other relevant documents (when available) filed with the SEC from the SEC’s website at http://www.sec.gov. Emdeon’s stockholders are able to obtain, without charge, a copy of the proxy statement, the Rule 13e-3 Transaction Statement and other relevant documents (when available) by directing a request by mail or telephone to Emdeon Inc., Attn: Secretary, 3055 Lebanon Pike, Suite 1000, Nashville, TN 37214, telephone: (615) 932-3000, or from Emdeon’s website, http://www.emdeon.com.

Participants in Solicitation:

Emdeon and its executive officers and directors may be deemed to be participants in the solicitation of proxies from Emdeon’s stockholders with respect to the proposed Merger. Information regarding any interests that Emdeon’s directors and executive officers may have in the Transactions is set forth in the proxy statement. In addition, information about the Company’s directors and executive officers is contained in the Company’s most recent proxy statement for its annual meeting of stockholders and annual report on Form 10-K, which are available on the Company’s website and at www.sec.gov.